Exhibit 21.1

CURRENT ENTERGY AFFILIATES

AR Searcy Partnership, LLC AR Searcy Project Company, LLC Arkansas Power & Light Company, LLC
EAM Nelson Holding, LLC
EasTex TransCo HoldCo, LLC EasTex TransCo, LLC EGT Holding, LTD
EK Holding III, LLC
Entergy Account Services, LLC
Entergy Amalgamated Competitive Holdings, LLC
Entergy Arkansas, LLC
Entergy Asset Management, Inc.
Entergy Assets Management Company, LLC Entergy Assets Management Holding, Inc. Entergy Assets Management Operations, LLC Entergy Enterprises, Inc.
Entergy Finance Company, LLC Entergy Finance Holding, Inc.
Entergy Financial Investments, LLC
Entergy FitzPatrick Properties, LLC
Entergy Global, LLC
Entergy Gulf States Reconstruction Funding I, LLC
Entergy Holdings Company LLC
Entergy International Holdings, LLC
Entergy International LTD LLC
Entergy Louisiana Investment Recovery Funding I, L.L.C.
Entergy Louisiana Properties, LLC
Entergy Louisiana, LLC
Entergy Marketing Services, Inc.
Entergy Mississippi Turbine Company
Entergy Mississippi, LLC
Entergy New Orleans Storm Recovery Funding I, L.L.C.
Entergy New Orleans, LLC
Entergy Nighthawk GP, LLC
Entergy Nighthawk LP, LLC
Entergy Northeast Holdings, LLC
Entergy Nuclear Fuels Company
Entergy Nuclear Holding Company #1
Entergy Nuclear Holding Company #2
Entergy Nuclear Holding Company #3, LLC
Entergy Nuclear Holding Company, LLC
Entergy Nuclear Indian Point 2, LLC
Entergy Nuclear Indian Point 3, LLC
Entergy Nuclear Midwest Investment Company, LLC
Entergy Nuclear Nebraska, LLC
Entergy Nuclear New York Investment Company, LLC

Entergy Nuclear Operations, Inc.
Entergy Nuclear Palisades, LLC
Entergy Nuclear Power Marketing, LLC
Entergy Nuclear, Inc.
Entergy Operations, Inc.
Entergy Power & Light Company
Entergy Power BJE Holding, Inc.
Entergy Power BJE, Ltd.
Entergy Power Damhead Creek Holding II, Ltd.
Entergy Power Gas Operations, LLC
Entergy Power Holdings, Inc.
Entergy Power Investment Holding, Inc.
Entergy Power Marketing Assets, LLC
Entergy Power Marketing Holding I, Inc.
Entergy Power Marketing Holding II, Inc.
Entergy Power Marketing Properties, LLC
Entergy Power Operations Holdings Ltd.
Entergy Power Operations U.S., Inc.
Entergy Power RS, LLC
Entergy Power, LLC
Entergy Services Holding, Inc.
Entergy Services, LLC
Entergy Solutions LLC
Entergy Technology Company
Entergy Texas Restoration Funding, LLC
Entergy Texas Restoration Funding II, LLC
Entergy TransCo HoldCo, LLC Entergy TransCo Texas, LLC Entergy Utility Affiliates Holdings, Inc.
Entergy Utility Affiliates, LLC
Entergy Utility Assets Holdings, Inc.
Entergy Utility Assets, LLC Entergy Utility Enterprises, Inc.
Entergy Utility Group, Inc.
Entergy Utility Holding Company, LLC Entergy Utility Property, Inc.
Entergy Ventures, Inc. EUP Holdings, LLC EWO Marketing, LLC
EWO Wind II, LLC
Gulf States Utilities Company
Jackson Gas Light Company
Louisiana Power & Light Company, LLC
Merchant Holding Properties, LLC Mississippi Power & Light Company
Morpheus One Holdings, LLC Morpheus One, LLC MS Sunflower Partnership, LLC MS Sunflower Project Company, LLC Nelson Industrial Steam Company New Orleans Public Service Inc.
Palisades Nuclear Power, LLC Prudential Oil & Gas L.L.C.

RS Cogen, L.L.C.
Southern Gulf Railway LLC
System Energy Resources, Inc.
System Fuels, Inc.
The Light, Heat and Water Company of Jackson, Mississippi
TLG Services, LLC
Varibus L.L.C.
Warren Power, LLC

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